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        MICHIGAN WISCONSIN PIPE LINE COMPANY

                   CERTIFICATE AS TO RESOLUTION
                  ADOPTED BY BOARD OF DIRECTORS


    Michigan Wisconsin Pipe Line Company, a corporation organized and existing under the laws of the State of Delaware, by one of its Vice
Presidents and one of its Assistant Secretaries, hereby certifies that at a meeting of the Board of Directors of said Corporation duly convened and held, pursuant to notice, in accordance with the By-Laws of said Corporation, on September 22, 1975 at the hour of 2:00 o'clock P.M. (Eastern
Daylight Time), at which meeting a quorum was present and acting throughout, there were duly adopted, by vote of all of the Directors present at said meeting, preambles and a resolution reading as follows:

    WHEREAS, by Amendment of the Certificate of Incorporation of this
Corporation adopted September 18, 1975, 10,000,000 shares of
Cumulative
Preferred Stock of the Corporation, par value $1.00 per share, were authorized, divisible into and issuable in series; and

    WHEREAS, in and by paragraph 2 of Division A of said
Amendment,
authority was expressly vested in the Board of Directors pursuant to Section
151 of the General Corporation Law of the State of Delaware
(Title 8,
Chapter 1, Revised Code of Delaware of 1953, as amended), to fix and determine:

        a. the distinctive serial designation and the number of shares constituting a series;

        b.  the dividend rate or rates;

        c. certain voting powers, full or limited, if any, of the shares of the series;

        d. whether the shares are redeemable and, if so, the time or times, price or prices, or rate or rates, and with such adjustments, at which, and the terms and conditions (except as fixed in paragraph 5 of Division
    A of said Amendment) on which, the shares may be redeemed;

        e. the amount or amounts payable on the shares in the event of the voluntary or involuntary liquidation, dissolution or winding up of the
    Corporation prior to any payment or distribution of the assets of the
    Corporation to any class or classes of stock of the Corporation ranking junior to the Cumulative Preferred Stock;

        f. whether the shares are entitled to the benefit of a sinking, purchase or analogous fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through application of the fund;

        g. whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which conversion or exchange may be made, and any other terms and conditions of conversion or exchange; and

        h. any other preferences, privileges and powers, and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions as may be deemed advisable by the Board of

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    Directors and as are not inconsistent with the provisions of the
    Certificate of Incorporation;

    WHEREAS, this Board now desires to fix and determine such matters with respect to the initial series of Cumulative Preferred Stock known as
Cumulative Preferred Stock, $2.675 Series, consisting of
2,000,000 shares;
and

    NOW, THEREFORE, BE IT RESOLVED as follows:

        a.  Establishment of Series and Designation thereof.
There shall be
    and hereby is established a series of Cumulative Preferred
Stock, the
    serial designation of the shares of which shall be, and the shares of which shall be known as, Cumulative Preferred Stock, $2.675
Series. Such
    series shall be a closed series consisting of 2,000,000 shares of
    Cumulative Preferred Stock.

        b. Rate of Dividend. The rate of preferential dividends on the shares of Cumulative Preferred Stock, $2.675 Series, shall be
$2.675 per
    share per annum, which shall be cumulative from and including the date of issue of the $2.675 Cumulative Preferred Stock.

        c.  Price at Which Redeemable. The shares of Cumulative
Preferred
    Stock, $2.675 Series, shall be redeemable at the option of the
    Corporation at any time, or from time to time, after the issue thereof at the following applicable prices per share during the respective 12-
    month periods ending September 30 of the years indicated,


     1976   .  $27.675    1980  . .   $27.140    1984 . .
$26.605    1988   .   $26.070    1992 . .   $25.535
     1977   .   27.542    1981  . .    27.007    1985 . .
26.472    1989   .    25.937    1993 . .    25.402
     1978   .   27.408    1982  . .    27.873    1986 . .
26.338    1990   .    25.803    1994 . .    25.268
     1979   .   27.274    1983  . .    26.739    1987 . .
26.204    1991   .    25.669    1995 . .    25.134

    and at $25.00 per share on and after October 1, 1995; plus, in each case, an amount equivalent to preferential dividends at the rate aforesaid accrued and unpaid to the date of redemption, provided that, no shares of Cumulative Preferred Stock, $2.675 Series, shall be redeemed prior to October 1, 1980, at the option of the Corporation by or in anticipation of any refunding operation involving application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock of the Corporation ranking senior to or on a parity with the
    Cumulative Preferred Stock upon dissolution or liquidation or as to dividends if such borrowed funds have an interest rate or cost to the
    Corporation or such stock has a dividend rate or cost to the Corporation
    (in each case calculated in accordance with generally accepted financial practice) less than 10.7%. The shares of Cumulative Preferred
Stock,
    $2.675 Series, shall be redeemable at any time on or after October 1,
    1980, for purposes of the sinking fund hereinafter provided at the price of $25.00 per share plus an amount equivalent to preferential dividends at the rate aforesaid accrued and unpaid to the date of redemption.

        d. Sinking Fund. Within each 12-month period commencing with the
    12-month period ending September 30, 1981, the Corporation shall, subject to the restrictions contained in Article IV of its Certificate of Incorporation, as amended, or contained in any mortgage or loan agreement entered into by the Corporation, acquire either (i) by optional redemption thereof, or (ii) by redemption thereof at the

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    sinking fund redemption price, or (iii) by purchase thereof in such
    manner as the Board of Directors may determine from time to time at not
    exceeding the sinking fund redemption price thereof, and
shall retire
    100,000 shares of Cumulative Preferred Stock, $2.675 Series, or the
    number of shares of such series outstanding, whichever shall be less;
    provided, however, that the obligation hereunder shall be
cumulative so
    that if the Corporation shall be prevented by the
restrictions contained
    in Article IV of its Certificate of Incorporation, as
amended, or
    contained in any mortgage or loan agreement entered into by the
    Corporation, or for any other reason, from acquiring during any 12-month
    period the number of shares of Cumulative Preferred Stock,
$2.675
    Series, which in the absence of such restrictions it would be required to acquire during such period, then, although the Corporation shall not be deemed to have defaulted in the performance of the requirements of this paragraph d, it shall be and remain deficient in such performance, and such deficiency shall be made good as soon as practicable. The
    Corporation may, at its option, call for redemption at the sinking fund redemption price or purchase in such manner as the Board of Directors may determine from time to time at not exceeding the sinking fund redemption price, during any such 12-month period, up to an additional
    100,000 shares of Cumulative Preferred Stock, $2.675 Series;
provided,
    however, such option shall not be cumulative and the exercise of such option shall not operate to reduce the amount of any subsequent mandatory annual sinking fund obligation.

        Any shares of Cumulative Preferred Stock, $2.675 Series, which, in any such 12-month period, shall be redeemed by the Corporation at the optional redemption price set forth above or purchased by the Corporation at not exceeding the sinking fund redemption price, and
    which shall not be applied to meet the Corporation's sinking fund obligation for such 12-month period, may be credited on the amounts required to be acquired in any one or more of the succeeding
12-month
    periods which the Corporation may designate. If, at the end of any 12-
    month period, the Corporation has acquired by purchase or optional redemption 95% or more of the number of shares of Cumulative
Preferred
    Stock then required to be redeemed for the sinking fund, the Corporation will not be obligated to redeem the remaining shares of such sinking fund requirement in that 12-month period, but such shares will be added to the sinking fund requirement for the next succeeding
12-month period.
    The shares of Cumulative Preferred Stock, $2.675 Series, of the
    Corporation redeemed or purchased and applied to meet its sinking fund obligations shall be cancelled and shall not be reissued as stock of the
    $2.675 Series.

        e. Liquidation Amounts. The amount payable on each share of the
    Cumulative Preferred Stock, $2.675 Series, (i) in the event of voluntary liquidation, dissolution or winding up of the Corporation shall be an amount equal to the optional redemption price thereof, applicable at the date fixed for payment, and no more, and (ii) in the event of the involuntary liquidation, dissolution or winding up of the Corporation shall be $25.00; plus in each case the amount of accrued and unpaid dividends, if any, thereon to the date fixed for payment, and no more.

        f.  Restriction on Issue of Additional Cumulative
Preferred Stock or
    Senior or Parity Stock. So long as any shares of the Cumulative
    Preferred Stock, $2.675 Series, are outstanding, the
Corporation shall
    not, without the consent of holders of at least a majority of the outstanding shares of Cumulative Preferred Stock, $2.675
Series, issue
    any shares of Cumulative Preferred Stock (except for the purpose of refunding shares of Cumulative Preferred Stock at the time outstanding with shares of such stock of a like aggregate involuntary liquidation preference), or issue any stock ranking senior to or on a parity with

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    the Cumulative Preferred Stock upon dissolution or
liquidation or as to
    dividends, or issue any obligation or security payable in or convertible into shares of Cumulative Preferred Stock or such senior or parity stock, unless

            (i) the gross income of the Corporation available for interest and dividends for a period of 12 consecutive calendar months out of the 15 calendar months immediately preceding such issue shall amount to at least 1-1/2 times the sum of (x) the interest charges paid or accrued during such 12-month period (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and (y) the total annual dividend requirements of all shares of Cumulative Preferred Stock and of any stock ranking senior to or on a parity with the Cumulative Preferred
        Stock upon dissolution or liquidation or as to dividends, to be outstanding after giving effect to such issue; and

            (ii)    after giving effect to such issue, the
consolidated net
        assets of the Corporation shall amount to at least 225% of the aggregate involuntary liquidation preference of all Cumulative
        Preferred Stock, and of any stock ranking senior to or on a parity with the Cumulative Preferred Stock upon dissolution or liquidation or as to dividends, then to be outstanding.

            For the purposes hereof the meanings below assigned shall
        control: The "gross income of the Corporation available for interest and dividends" for any period means the consolidated net income of the Corporation and its consolidated subsidiary companies for such period, determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practice, but in any case crediting to consolidated net income all amounts of interest actually charged to construction for the period in question and all interest actually paid or accrued during such period by the Corporation.

            The "consolidated net assets of the Corporation" shall be
        determined in accordance with sound accounting practice, but in making such determination there shall be deducted any capital stock expense and all liabilities (other than capital, stock premiums and surplus accounts) and reserves.

            For purposes of this paragraph f, obligations or securities payable in or convertible into shares of Cumulative
Preferred Stock,
        or in or into shares ranking senior to or on a parity with the
        Cumulative Preferred Stock upon dissolution or liquidation or as to dividends, shall be treated as though such shares had been issued in payment or upon conversion of such obligations or securities.

        g.  Restriction on Dividends on and acquisition of Junior
Stock. So
    long as any shares of Cumulative Preferred Stock, $2.675
Series, are
    outstanding, no dividend shall be paid or declared, or other distribution made, on shares of any class ranking junior to the
    Cumulative Preferred Stock as to dividends, nor shall any shares of any class ranking junior to the Cumulative Preferred Stock upon dissolution or liquidation or as to dividends be purchased, redeemed or otherwise acquired for a consideration, if after giving effect to such dividend, distribution, purchase, redemption or acquisition, the consolidated net assets of the Corporation shall be less than 225% of the aggregate involuntary liquidation preference of all the outstanding
Cumulative
    Preferred Stock and of any stock ranking senior to or on a parity with the Cumulative Preferred Stock upon dissolution or liquidation or as to

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    dividends, provided, however, that the restrictions of this paragraph g
    shall not apply to (i) the declaration and payment of dividends on shares of any class ranking junior to the Cumulative
Preferred Stock as
    to dividends, if payable solely in shares of any class ranking junior to the Cumulative Preferred Stock upon dissolution or liquidation and as to dividends, (ii) the payment of dividends on shares of any class ranking junior to the Cumulative Preferred Stock as to dividends, to the extent that equivalent moneys are reinvested by the recipients of such dividends in shares of such junior class upon receipt of such dividends,
    (iii) the Stock upon dissolution or liquidation or as to dividends through application of proceeds of any shares of any class ranking junior to the Cumulative Preferred Stock upon dissolution or liquidation and as to dividends sold at or about the time of such acquisition, or
    (iv) the transfer of any amount from surplus to stated capital attributable to junior stock.

        h.  No Conversion Privilege. The shares of Cumulative
Preferred
    Stock, $2.675 Series, shall not be convertible into other shares or securities of the Corporation.

    Said Corporation, by one of its Vice Presidents and one of its Assistant
Secretaries, hereby further certifies that the issuance of 2,000,000 shares of the Cumulative Preferred Stock, $2.675 Series, has been authorized by the
Board of Directors of said Corporation.

    IN WITNESS WHEREOF, said Michigan Wisconsin Pipe Line Company has caused its corporate seal to be hereunto affixed this certificate to be signed by
R. A. Waters, a Vice President, and Charles A. Praxmarer, an
Assistant
Secretary, this 23rd day of September, 1975.

                                       MICHIGAN WISCONSIN PIPE
LINE COMPANY



By__________________________________
ATTEST                                                    Vice
President


________________________________
Assistant Secretary

                         CORPORATE SEAL